UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 24, 2007 (August 20, 2007)

St. Mary Land & Exploration Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 700, Denver, Colorado 80203

(Address of principal executive offices)           (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2007, Robert L. Nance, 71, Senior Vice President of St. Mary Land & Exploration Company (“the Company” or “St. Mary”), President and Chief Executive Officer of the Company’s wholly-owned subsidiary Nance Petroleum Corporation (“Nance”), and a named executive officer with respect to compensation disclosures in the Company’s proxy statement for its 2007 annual meeting of stockholders, notified the Company of his decision to retire from the Company and Nance during the first quarter of 2008. A copy of the press release issued by the Company on August 24, 2007, to announce this pending management change is filed as Exhibit 99.1 to this report.

Item 8.01	Other Events.

On August 24, 2007, St. Mary also announced in the press release referred to in Item 5.02 above that Mark D. Mueller will be joining the Company in September 2007 as Senior Vice President and will succeed Mr. Nance as Regional Manager of the Rocky Mountain region effective November 5, 2007.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed as part of this report:

Exhibit 99.1	Press release of St. Mary Land & Exploration Company dated August 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. MARY LAND & EXPLORATION COMPANY

Date: August 24, 2007	By: /S/ DAVID W. HONEYFIELD
David W. Honeyfield
Senior Vice President - Chief Financial Officer,
Treasurer, and Secretary

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